Exhibit 32

Certification of Periodic Report

Pursuant to 18 U.S.C. § Section 1350

As adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to, and for purposes only of, 18 U.S.C. § 1350, each of the undersigned hereby certifies that (i) the Quarterly Report of First United Corporation on Form 10-Q, as amended, for the quarter ended September 30, 2021 filed with the  Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of First United Corporation.

Date: November 12, 2021	/s/ Carissa L. Rodeheaver
Carissa L. Rodeheaver, CPA
Chairman of the Board, President and Chief Executive Officer
(Principal Executive Officer)

Date: November 12, 2021	/s/ Tonya K. Sturm
Tonya K. Sturm, Senior Vice President,
Chief Financial Officer
(Principal Financial Officer)